Exhibit 99.1

Coherent Common Stock To Be Suspended From Trading On NASDAQ on December 19, 2007

Santa Clara, California — December 18, 2007 — Coherent, Inc. (Nasdaq COHR) announced today that the Securities and Exchange Commission (“SEC”) has denied the Company’s motion to stay decision of  The NASDAQ Stock Market LLC (“Nasdaq”), to suspend and delist the Company’s common stock.  Therefore, effective at the opening of business on Wednesday, December 19, 2007, the Company’s common stock will be suspended from trading on the Nasdaq Global Market, and will be subsequently delisted.

As previously disclosed by the Company, by a decision dated November 30, 2007, the Board of Directors of Nasdaq (the “Nasdaq Board”) gave the Company until December 17, 2007 to file its past due periodic reports with the SEC and regain compliance with Nasdaq’s listing requirements contained in Nasdaq Marketplace Rule 4310(c)(14). In its decision, the Nasdaq Board noted that the Company has been out of compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing of reports with the Securities and Exchange Commission (“SEC”), for a period of one year from the final due date of the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2006 (the “2006 10-K”). On December 11, 2007, the Company filed the 2006 10-K with the SEC, which was within one year from when the 2006 10-K was due. The Company continues to work  diligently to finalize its remaining delinquent SEC filings and had requested that the Nasdaq Board give the Company additional time to file its quarterly reports on Form 10-Q for the first three quarters of fiscal 2007 and its annual report on Form 10-K for the fiscal year ended September 30, 2007.  The Nasdaq Board declined to reconsider its prior decision despite the recent filing of the Company’s 2006 Form 10-K. The Company also moved the SEC to stay the Nasdaq Board’s decision and on December 18, 2007 the SEC notified the Company that it denied the Company’s motion.

The delay in filing the Company’s periodic reports arose from the length of time it took to complete the internal investigation by a Special Committee of the Company’s Board of Directors into historical stock option granting practices and the resulting restatement. The Company intends to file its remaining past due periodic reports as soon as possible and is committed to regaining compliance with all filing requirements. The Company intends to relist its common stock on a national exchange as soon as practicable and expects it will be in a position to do so shortly after its annual meeting of stockholders scheduled for March 19, 2008.

The Company anticipates that its common stock will be quoted on the Pink Sheet Electronic Quotation Service automatically and immediately after Nasdaq suspends trading. The Company expects that the trading symbol of its common stock will remain the same (COHR). Information about the Pink Sheets can be found at its Internet website www.pinksheets.com.

The Company has previously issued several press releases and filed several reports with the SEC including reports on Form 8-K, and investors are encouraged to read these in their entirety for discussion of the delay in the Company’s filings.

Forward Looking Statements

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include statements regarding Coherent’s expectation regarding its intention of relisting its common stock on a national exchange, the timing thereof, and its common stock trading on the “Pink Sheets”. These forward-looking statements are not guarantees and are subject to risks, uncertainties and assumptions that could cause the timing or effect of such statements to differ materially and adversely from the timing expressed in the forward-looking statements in this press release. Factors that could cause actual results to differ materially include risks and uncertainties, including but not limited to risks associated with the completion of the audit, review and preparation of our SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to Coherent’s expectations as of the date hereof. Coherent undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The trading of our common stock over the counter may negatively impact the trading price of our common stock and the levels of liquidity available to our stockholders. In addition, the trading of our common stock over the counter would materially adversely affect our access to the capital markets and our ability to raise capital through alternative financing sources on terms acceptable to us or at all. Securities that trade over the counter are no longer eligible for margin loans, and a company trading over the counter cannot avail itself of Federal preemption of state securities or “blue sky” laws, which adds substantial compliance costs to securities issuances, including pursuant to employee option plans, stock purchase plans and private or public offerings of securities. Our delisting from the Nasdaq Global Select Market, may also have other negative implications, including the potential loss of confidence by suppliers, customers and employees and the loss of institutional investor interest in our company.

Founded in 1966, Coherent, Inc. is a world leader in providing laser-based solutions to the commercial and scientific research markets. For more information about Coherent, including product and financial updates, visit our website at http://www.Coherent.com.